EXHIBIT 3.1

BYLAWS

OF

MEXICAN RESTAURANTS, INC.

AS OF MAY 27, 2009

TABLE OF CONTENTS

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BYLAWS
OF
MEXICAN RESTAURANTS, INC.

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BYLAWS
OF
MEXICAN RESTAURANTS, INC.

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ARTICLE I

OFFICES

1.1     Registered Office.  The registered office, until changed by action of the Board of Directors, shall be located at 811 Dallas Avenue, Houston, Texas 77002.

1.2     Other Offices.  The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

2.1  Place of Meetings.  All meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.2     Annual Meeting.  An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine.  At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

2.3     Special Meetings.  Special meetings of the shareholders may be called at any time only by the Board of Directors, the Chief Executive Officer, the corporation’s President or the holders of not less than 33-1/3% of the shares entitled to vote at the proposed special meeting.  If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

2.4     Notice of Annual or Special Meeting.  Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less that 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the share transfer records of the corporation, with postage thereon prepaid.

2.5     Business at Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

2.6     Quorum of Shareholders.  Unless otherwise provided in the Articles of Incorporation, with respect to any matter, the holders of a majority of the shares entitled to vote on that matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

2.7     Act of Shareholders Meeting.  With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Articles of Incorporation, or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of shareholders.  Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

2.8     Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Articles of Incorporation.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.  Unless permitted by the Articles of Incorporation, no shareholder shall be entitled to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

2.9     Proxies.  At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact.  A telegram, telex, cablegram or similar transmission by the shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this section.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder.  Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

2.10     Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

2.11     Judges of Election.  The Board of Directors may appoint judges of election to serve at any election of directors and at voting on any other matter that may properly come before a meeting of shareholders.  If not such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

2.12     Organization.  At each meeting of the shareholders, one of the following shall act as the chairman of the meeting and preside thereat, in the following order of precedence:

           (a) the President (or officer holding a similar position);
           (b) the Chairman of the Board of Directors;
           (c) any other office of the corporation designated by the Board of Directors; or
           (d) a shareholder of record of the corporation who shall be chosen by the holders of a majority of the voting stock of the corporation present in person or by proxy and entitled to vote at such meeting.

The Secretary of the corporation shall act as secretary and keep the minutes of each meeting of the shareholders unless the Secretary is presiding over or absent from such meeting.  If the Secretary is presiding over or absent from any meeting of the shareholders, the chairman of such meeting shall appoint any Assistant Secretary or, if no Assistant Secretary is present at the meeting, any other person to act as the secretary and keep the minutes of such meeting.

2.13     Action by Written Consent Without a Meeting.  Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the shareholders may be taken only upon a vote of shareholders at an annual, regular, or special meeting duly called or by consent or consents in writing, setting forth the action so taken, signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III

BOARD OF DIRECTORS

3.1     Powers.  The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws directed or required to be exercised and done by the shareholders.

3.2     Number of Directors.  The Board of Directors shall consist of one or more, which number of directors shall be determined by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.3     Election and Terms.  The initial directors of the corporation shall hold office until the first annual meeting of shareholders and until his or her successor is elected and qualified or until such director’s death, resignation or removal in accordance with these bylaws.  Commencing with the first annual meeting of shareholders, the directors shall be divided into three classes, designated Class I, Class II and Class III.  The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II.  The term of office of directors elected to each class at the first annual meeting of shareholders shall expire as follows:  Class I shall expire at the 1997 annual meeting of shareholders, Class II shall expire at the 1998 annual meeting of shareholders, Class III shall expire at the 1999 annual meeting of shareholders.  At each annual meeting of shareholders following the first annual meeting of shareholders, directors shall be elected to succeed those directors whose terms expire at such meeting, and the directors elected at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.  All directors shall hold office until the annual meeting of shareholders for the year in which their term expires and until their successors are duly elected and qualified or until their earlier death, resignation, disqualification, or removal.  Except as may be provided by the Articles of Incorporation, directors need not be residents of the State of Texas or shareholders of the corporation.

3.4     Vacancies.  Any vacancy occurring in the Board of Directors may be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

          Notwithstanding the preceding provisions of this section, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office or by a sole remaining director so elected or by vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

3.5     Resignation and Removal.  Any director may resign at any time upon giving written notice to the corporation.  At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of at least two-thirds of the outstanding shares of capital stock of the corporation entitled to vote.

3.6     Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary in their capacity as directors or any combination of such types of compensation.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.7     Chairman of the Board of Directors.  The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.1     First Meeting.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of shareholders at which directors were elected, at the same place as such shareholders meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then constituting the Board of Directors.

4.2     Regular Meetings.  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

4.3     Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board of Directors, the President, or the Secretary on the written request of two directors.  Written notice of special meetings of the Board of Directors shall be given to each director as least 24 hours prior to the time of the meeting.

4.4     Business at Regular or Special Meeting.  Neither the business to be transacted nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.5     Quorum of Directors.  A majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation.  If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be participating.

4.6     Interested Directors.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of such corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Board of Directors that authorizes the contract or transaction or solely because his or her votes are counted for such purpose if:

          (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote on such contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the Board of Directors, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

4.7     Act of Directors Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or the Articles of Incorporation.

4.8     Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at such meeting.

ARTICLE V

COMMITTEES

    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who, subject to any limitations imposed by the Board of Directors, may replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution or in the Articles of Incorporation, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law.  Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.  All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.  The designation of a committee of the Board of Directors and the delegation to such committee of authority shall not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed upon it or him or her by law.  To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors likewise shall govern the meetings of any committee of the Board of Directors.

ARTICLE VI

NOTICES

6.1     Methods of Giving Notice.  Whenever any notice to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation, or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the records (or in the case of a shareholder, the stock transfer books) of the corporation, and such notice, if mailed, shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.  Notice to directors also may be given by telegram or telecopy, and notice given by such means shall be deemed given at the time the telegraph is delivered to the telegraph office or the telecopy is actually received by the director.

6.2     Waiver of Notice.  Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver of such notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

6.3     Attendance as Waiver.  Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII

ACTION WITHOUT A MEETING BY USE OF
CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT

Subject to the provisions hereof requiring or permitting notice of meeting, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE VIII

OFFICERS

8.1     Executive Officers.  The officers of the corporation shall consist of a President and a Secretary, and may also include a Vice Chairman, one or more Vice Presidents, a Treasurer, a Chief Operating Officer, and such other officers as may be deemed necessary or desirable by the corporation’s board of directors.  Any Vice President of the corporation, by the addition of a number or a word or words before or after the title “Vice President,” may be designated “Senior Executive,” “Executive,” “Senior,” “Trust,” ”Second,” or “Assistant” Vice President.  Each officer of the corporation shall be elected by the Board of Directors as provided in Section 8.2 of this Article.  Any two or more offices may be held by the same person.

8.2     Election and Qualification.  The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary.  The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

8.3     Term, Removal and Vacancies.  Each officer of the corporation shall hold office until his or her successor is chosen and qualified or until his or her death, resignation, or removal.  Any officer may resign at any time upon giving written notice to the corporation.  Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

8.4     Chief Executive Officer.  Unless the Board of Directors designates otherwise, the President shall be the Chief Executive officer of the corporation.  The Chief Executive Officer shall preside at all meetings of the shareholders.  The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

8.5     President.  The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.  Unless the Board of Directors shall otherwise delegate such duties, the President shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

8.6     Vice Presidents.  Unless otherwise determined by the Board of Directors, one of the Vice Presidents, in the absence or disability of the President, shall perform the duties and exercise the powers of the President.  The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President shall delegate.

8.7     Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings as may be prescribed by the Board of Directors or the President.  The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary, or if there be none, the signature of the Treasurer acting as Assistant Secretary.

8.8     Assistant Secretaries.  Unless otherwise determined by the Board of Directors, an Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.  An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8.9     Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer, and of the financial condition of the corporation.

8.10     Assistant Treasurers.  Unless otherwise determined by the Board of Directors, an Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.  An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8.11     Officer’s Bond.  If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE IX

INDEMNIFICATION

9.1     Indemnification by the Corporation.  The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

9.2     Expenses; Procedure.  The right to indemnification provided for in Section 9.1 shall be a contract right and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification of advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

9.3     Additional Indemnification.  The corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

9.4     Definition.  As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

ARTICLE X

CERTIFICATES FOR SHARES

10.1    Certificated and Uncertificated Shares.  Shares of capital stock of the corporation may, but shall not be required to, be issued in certificated form.  If such shares are certificated, such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the President or Vice President and Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance.  If the corporation is authorized to issues shares of more than one class of shares or series, (i) there shall be set forth conspicuously upon the face or back of the certificate a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (ii) there shall be a conspicuous statement on the face or back of the certificate that (a) such a statement is set forth in the corporation’s Articles of Incorporation on file with the Secretary of State of the State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office.  Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.  No shares of capital stock shall be issued until the consideration has been fully paid.

10.2    Restriction on Transfer of Shares.  If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Articles of Incorporation, or these Bylaws, such restriction shall be noted conspicuously on each certificate representing shares in accordance with applicable law.

10.3    Voting Agreements.  A written counterpart of any voting agreement entered into among any number of shareholders of the corporation, or any number of shareholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its principal place of business or registered office and shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation.  The existence of the agreement shall be noted conspicuously on the certificate representing the shares that are subject to the agreement.

10.4     Transfer of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

10.5     Lost, Stolen or Destroyed Certificates.  The Board of Directors, the President, or such other officer or officers of the corporation as the Board of Directors may from time to time designate may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed.  When issuing such of a new certificate or certificates, the Board of Directors, the President, or such other officer or officers, in its or his or her discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it or he or she shall require and/or to give the corporation a bond in such form, in such sum, and with such surety or sureties as it or he or she may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

10.6     Closing of Transfer Books and Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) (a “Distribution”) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action taken by shareholders that is proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days.  If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting.  In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a Distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such Distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.6, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

10.7     Registered Shareholders.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE XI

GENERAL PROVISIONS

11.1    Dividends.  Dividends upon the outstanding shares of the corporation, except as provided by applicable law and the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting.  Dividends may be declared and paid in cash, property, shares of the corporation, or any combination thereof.  The declaration and payment shall be at the discretion of the Board of Directors.

11.2    Reserves.  There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the corporation, such reserve or reserves as the directors in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

11.3    Negotiable Instruments.  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors may from time to time prescribe by resolution.

11.4    Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

11.5    Seal.  The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

11.6    Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and each committee of the Board of Directors.  The corporation shall keep at its registered officer or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.  Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XII

AMENDMENTS

These Bylaws shall be adopted by the Board of Directors.  The Board of Directors may amend or repeal these Bylaws or adopt new bylaws, unless (a) the Articles of Incorporation or applicable law reserves the power exclusively to the shareholders in whole or in part or (b) the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.  Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation’s Bylaws, the shareholders may amend, repeal, or adopt these Bylaws even though these Bylaws may also be amended, repealed, or adopted by the Board of Directors.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that (i) he is the duly elected and qualified Secretary of Mexican Restaurants, Inc., a Texas corporation (the “Company”), and (ii) the foregoing is a true and correct copy of the Bylaws of the Company reviewed and adopted by the Board of Directors of the Company on May 27, 2009.

/s/ Andrew J. Dennard
Andrew J. Dennard, Secretary
Dated: May 27, 2009